                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report on the financial statements of The Resort Group of Fibreboard Corporation dated November 22, 1996 (and to all references to our Firm) included in or made a part of this Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of Booth Creek Ski Holdings, Inc. for the registration of its 12.5% Series B Senior Notes due 2007.


                                          ARTHUR ANDERSEN LLP

San Francisco, California

May 4, 1998